UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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REMOTE DYNAMICS, INC.

(Name of Registrant As Specified In Its Charter)

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REMOTE DYNAMICS, INC.
200 Chisholm Place, Suite 120
Plano, Texas 75075

NOTICE OF ACTION TO BE TAKEN PURSUANT TO A WRITTEN CONSENT TO ACTION
WITHOUT A MEETING OF STOCKHOLDERS
To be taken on April **, 2009

To the stockholders of Remote Dynamics, Inc. (the "Company"):

Notice is hereby given that our majority stockholder, pursuant to a signed written consent to action without a meeting, to approve an amendment of our Amended and Restated Articles of Incorporation to authorize 15,000,000,000 authorized shares of our common stock having a par value of $0.0001 per share.

Common stockholders of record on the close of business on March 3, 2009 are entitled to notice of the consent to action; however, the majority stockholder does not need your vote to effect the changes above. The actions to be taken pursuant to the written consent shall be taken on or about April **, 2009, 20 days after the mailing of this Information Statement.

This notice is accompanied by an Information Statement that provides details of each of the proposals.

THIS IS NOT A NOTICE OF AN ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY OF THE MATTERS LISTED ABOVE.

By Order of the Board of Directors,

/s/ David Walters

David Walters
Chairman
March 13, 2009

REMOTE DYNAMICS, INC.
200 Chisholm Place, Suite 120
Plano, Texas 75075

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Directors of Remote Dynamics, Inc. (the "Company") to provide notice that our majority stockholder has given its signed written consent to action without a meeting to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to authorize 15,000,000,000 authorized shares of our common stock having a par value of $0.0001 per share.

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on March 3, 2009 (the "Record Date"). This Information Statement will be first mailed on or about March **, 2009 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 4,079,966,026 shares of the Company's common stock, 522 shares of the Company’s series B convertible preferred stock (which were convertible into 168 shares of common stock) and 5,379 shares of the Company’s series C convertible preferred stock (which were convertible into 111,639,998,754 shares of common stock).  Each holder of shares of the Company’s common stock is entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date.  The holders of the Company’s series B convertible preferred stock and the Company’s series C convertible preferred stock have the right to vote on all matters before the common stockholders on an as-converted basis voting together with the common stockholders as a single class, provided that the holder of series B convertible preferred stock cannot vote shares which are greater than 9.99% of our outstanding common stock. Thus, as of the Record Date, the total voting power of our common stock was 115,719,964,948 shares.  The actions to be taken pursuant to the written consent shall be taken on or about April **, 2009, 20 days after the mailing of this Information Statement.

Approval of the action described in this Information Statement requires the approval of holders of a majority of the voting power of our common stock as of the Record Date. Bounce Mobile Systems, Inc. (“BMSI” or the "Majority Stockholder") can vote an aggregate of 112,244,309,718 shares (or 97%) of the voting power of our common stock and will be able to approve the matters presented in this Information Statement. The Company is not soliciting your vote as the Majority Stockholder has given its signed written consent to action without meeting, and already has the vote in hand.

There are no dissenters' rights applicable to any of the actions described in this Information Statement.

We Are Not Asking You for a Proxy and You are Requested
Not To Send Us a Proxy.

INTRODUCTION AND SUMMARY

The Majority Stockholder’s action to approve an amendment to our Amended and Restated Certificate of Incorporation to authorize 15,000,000,000 authorized shares of our common stock having a par value of $0.0001 per share is intended to permit us to comply with the terms of our existing financing and other contractual arrangements.

PROPOSAL 1
AMENDMENT TO CERTIFICATE OF INCORPORATION

WHAT IS THE MAJORITY STOCKHOLDER APPROVING?

Our Majority Stockholder has approved an amendment of our Amended and Restated Certificate of Incorporation to authorize 15,000,000,000 authorized shares of our common stock having a par value of $0.0001 per share.  The amendment will not alter the number of authorized shares of our preferred stock.

As amended, Article IV of our Amended and Restated Certificate of Incorporation will read in its entirety as follows:

“ IV. CAPITALIZATION

The aggregate number of shares of capital stock which the corporation shall have authority to issue is 15,002,000,000 shares consisting of 15,000,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 2,000,000 shares of preferred stock, par value $0.01 per share. Each holder of a share of Common Stock shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

The Board of Directors of the corporation, by resolution or resolutions, may at any time and from time to time, divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series and, without limiting the generality of the foregoing, fix and determine the designation of each such share, the number of shares which shall constitute such series and certain powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions and voting rights of the shares of each series so establishing.”

The additional shares proposed to be authorized would be part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently outstanding. The holders of our common stock are entitled to all of the rights and privileges of holders of shares of common stock under the Delaware General Corporation Law. Subject to the preferences applicable to shares of our preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of debts and other liabilities, subject to the prior distribution rights of holders of shares of our preferred stock. There are no redemption or sinking fund provisions applicable to our common stock. All of the outstanding shares of our common stock are currently duly authorized, validly issued, fully paid and nonassessable.

Each holder of our common stock is entitled to one vote for each share of common stock held by such holder on all matters submitted to the vote of stockholders.

Once the proposed amendment is effective, no further action or authorization by our stockholders will be necessary prior to the issuance of the additional shares of common stock, except as may be required by applicable law or by the rules of any exchange on which our common stock is then listed.

WHAT IS THE PURPOSE OF THE AMENDMENT?

The amendment to our Amended and Restated Certificate of Incorporation will authorize 15,000,000,000 shares of our common stock having a par value of $0.0001 per share.

The increase in the number of authorized shares of our common stock is necessary for us to meet our payment and conversion obligations in respect of our outstanding convertible securities.

Even with the increase, we will have insufficient authorized shares of common stock to comply with the terms of our existing financing and other contractual arrangements, as described below. In general, these arrangements require us to maintain reserved shares of our common stock for issuance upon the conversion of outstanding convertible notes and preferred stock, and upon the exercise of outstanding warrants, in an amount equal to 100-150% of the amount needed at any one time for the conversion and exercise.  As of March 3, 2008, we were obligated to reserve a total of 215,357,855,984 shares of our common stock for issuance in respect of our existing financing and other contractual arrangements.

Our decision to increase our authorized shares only to 15,000,000,000 (and not the full amount of our contractual obligations) was based on the following principal factors: (a)  our belief that the increased number of shares will permit us to satisfy our payment and conversion obligations in respect of our outstanding convertible securities at least through the third quarter of 2009, and (b) the potential cost (in terms of increased state franchise tax fees) of increasing our authorized shares of common stock to the full number necessary to satisfy our contractual obligations.

We also continue to pursue alternatives to restructure or otherwise satisfy our obligations under our outstanding convertible securities, which may reduce or eliminate the requirement to further increase our authorized shares.   However, if these efforts are unsuccessful, we will likely need to seek a further increase in the number of authorized shares of our common stock or a reverse stock split, or both.

The increase in the number of authorized shares of our common stock will also provide our board of directors flexibility to issue common stock in the future in connection with the raising of capital, the acquisition of new businesses, employee stock benefit plans and other corporate purposes as deemed necessary or appropriate by our board of directors.

Our Outstanding Debt, Preferred Securities and Warrants

Series A Notes

As of March 3, 2009 we had $3,108,315 principal amount of our series A secured convertible notes and original issue discount series A secured convertible notes (collectively, “Series A Notes”) outstanding.  The Series A Notes matured on February 23, 2008 and are currently due and payable. The Series A Notes are secured by substantially all of the our assets.  The Series A Notes are convertible at the option of the holder into our common stock at a fixed conversion price of $0.000105 per share, subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents.   We may make scheduled principal installment payments in cash or in registered shares of its common stock. If paid in common stock, certain conditions must be satisfied, and the number of registered shares to be paid to the holder must be an amount equal to the principal installment amount divided by eighty percent (80%) of the average of the closing price for the ten (10) trading days immediately preceding the principal payment date.

 Upon the occurrence of specified events of default on the Series A Notes, the holders may (a) demand prepayment of the notes as described below, (b) demand that the principal amount of the notes then outstanding be converted into shares of our common stock; and/or (c) exercise any of the holder’s other rights or remedies under the transaction documents or applicable law.  If the holders require us to prepay all or a portion of the notes, the prepayment price would equal to 120% of the principal amount of the notes.  The holders would also recover all other costs or expenses due in respect of the notes and the other transaction documents.

Series B Notes

As of March 3, 2009 we had $6,974,232 principal amount of our series B subordinated secured convertible notes and original issue discount series B subordinated secured convertible notes (collectively, “Series B Notes”) outstanding.  The Series B Notes are secured by all of our assets, subject to existing liens, are due December 4, 2009 and began scheduled amortization of principal (in nine quarterly installments) on August 1, 2007.  We may make principal installment payments in cash or in registered shares of its common stock. If paid in common stock, certain conditions must be satisfied, and the number of registered shares to be paid to the holder must be an amount equal to the principal installment amount divided by the lesser of (i) $400 or (ii) 90% of the average of the volume weighted average trading prices of the common stock for the ten trading days immediately preceding the principal payment.  The Series B Notes are convertible into our common stock at a conversion price of $0.000105 per share, subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents.

 Upon the occurrence of specified events of default on the Series B Notes, the holders may (a) demand prepayment of the notes as described below, (b) demand that the principal amount of the notes then outstanding be converted into shares of our common stock; and/or (c) exercise any of the holder’s other rights or remedies under the transaction documents or applicable law.  If the holders require us to prepay all or a portion of the notes, the prepayment price would equal to 120% of the principal amount of the notes.  The holders would also recover all other costs or expenses due in respect of the notes and the other transaction documents.

Series B Preferred Stock

The series B convertible preferred stock has a face amount of $10,000 per share ($5,220,000 in the aggregate), ranks senior to our series C convertible preferred stock and our common stock with respect to payment of amounts upon any liquidation, dissolution or winding up of the Company, and is entitled to receive non-cumulative dividends in an amount equal to 3% per year when, as and if declared by our Board of Directors.

The series B convertible preferred stock is convertible into common stock at a conversion price of $31,000 per share, subject to adjustment for stock splits and combinations, and certain dividends and distributions,

The holders of shares of series B convertible preferred stock have the right to cause us to redeem any or all of its shares at a price equal to 100% of face value, plus accrued but unpaid dividends in the following events:

•
We fail to remove any restrictive legend on any certificate or any shares of common stock issued to the holders of Series B convertible preferred stock upon conversion of the Series B convertible preferred stock as and when required and such failure continues uncured for five business days;

•
We provide written notice (or otherwise indicate) to any holder of Series B convertible preferred stock, or state by way of public announcement distributed via a press release, at any time, of our intention not to issue, or otherwise refuse to issue, shares of common stock to any holder of Series B convertible preferred stock upon conversion in accordance with the terms of the certificate of designation for our Series B convertible preferred stock;

•
We or any of our subsidiaries make an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for us or for a substantial part of our property or business;

•
Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or any of our subsidiaries which shall not be dismissed within 60 days of their initiation;

•	We sell, convey or dispose of all or substantially all of our assets; or

•
We otherwise breach any material term under the private placement transaction documents, and if such breach is curable, shall fail to cure such breach within 10 business days after we have been notified thereof in writing by the holder.

The series B convertible preferred stock generally has the right to vote on all matters before the common stockholders on an as-converted basis voting together with the common stockholders as a single class. In addition, the holders of a majority of the Series B convertible preferred stock, voting as a separate class, have the right to appoint one member of our Board of Directors and one observer to meetings of our Board of Directors and its committees.  Although the holder of our Series B convertible preferred stock retains the right to do so in the future, it has not yet exercised its right to appoint a board member.

Series C Preferred Stock

The series C convertible preferred stock has a face amount of $1,000 per share ($5,379,000 in the aggregate), ranks junior to our series B convertible preferred stock and senior to our common stock with respect to payment of dividends and amounts upon any liquidation, dissolution or winding up of the Company, and is entitled to receive cumulative dividends in an amount equal to 8% per year (payable at the election of the holder in cash or additional shares).

The series C convertible preferred stock was initially convertible into 51% of the number of our fully diluted shares, as defined to include, without limitation:

•	Shares of common stock outstanding on the date of issuance of the Series C Preferred Stock;

•
Shares of common stock issuable upon conversion, exercise or exchange of any convertible security or purchase right outstanding on the date of  issuance (including, without limitation, the series C convertible preferred stock, our series B convertible preferred stock, the Series A Notes, the Series B Notes and outstanding warrants);

•
Shares of common stock issuable upon conversion, exercise or exchange of any convertible security or purchase right issued after the issuance date of the series C convertible preferred stock in conversion, exercise or exchange of securities outstanding as of the issuance date or as a dividend, interest payment, liquidated damages, penalty, compromise, settlement or other payment of certain securities or  pursuant to or in connection with any agreement, indebtedness or other obligation of the Company existing as of the issuance date, or with respect to any amendment, waiver or modification thereto or extension thereof;

•
Shares of common stock issued after the issuance date of the series C convertible preferred stock as a dividend, interest payment, liquidated damages, penalty, compromise, settlement or other payment of certain securities or  pursuant to or in connection with any agreement, indebtedness or other obligation of the Company existing as of the issuance date, or with respect to any amendment, waiver or modification thereto or extension thereof; and

•	Shares of common stock authorized for issuance from time to time under our equity incentive plans.

The holders of shares of Series C convertible preferred stock have the right to cause us to redeem any or all of its shares at a price equal to 100% of face value, plus accrued but unpaid dividends in the following events:

•
We fail to remove any restrictive legend on any certificate or any shares of common stock issued to the holders of Series B convertible preferred stock upon conversion of the Series B convertible preferred stock as and when required and such failure continues uncured for five business days;

•
We provide written notice (or otherwise indicate) to any holder of Series B convertible preferred stock, or state by way of public announcement distributed via a press release, at any time, of our intention not to issue, or otherwise refuse to issue, shares of common stock to any holder of Series B convertible preferred stock upon conversion in accordance with the terms of the certificate of designation for our Series B convertible preferred stock;

•
We or any of our subsidiaries make an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for us or for a substantial part of our property or business;

•
Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or any of our subsidiaries which shall not be dismissed within 60 days of their initiation;

•	We sell, convey or dispose of all or substantially all of our assets;

•
We merge or consolidate with or into, or engage in any other business combination with, any other person or entity, in any case which results in either (i) the holders of our voting securities immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of our total outstanding voting securities of or such other surviving or acquiring person or entity immediately following such transaction or (ii) the members of our board of directors comprising fifty percent (50%) or less of the members of our board of directors or such other surviving or acquiring person or entity immediately following such transaction;

•	We have fifty percent (50%) or more of the voting power of our capital stock owned beneficially by one person, entity or “group”;

•	We experience any other change of control not otherwise addressed above; or

•
We otherwise breach any material term under the private placement transaction documents, and if such breach is curable, shall fails to cure such breach within 10 business days after we have been notified thereof in writing by the holder.

The series C convertible preferred stock generally has the right to vote on all matters before the common stockholders on an as-converted basis voting together with the common stockholders as a single class. In addition, the holders of a majority of the Series C convertible preferred stock, voting as a separate class, have the right to appoint a majority of the members of our Board of Directors.

Warrants

As of March 3, 2009, we had outstanding the following common stock purchase warrants:

•
Series A-7 warrants to purchase 1,031 shares of common stock at an exercise price of $0.000105 per share subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents.  The series A-7 warrants can be exercised on a cashless basis beginning one year after issuance if (i) the per share market value of a share of our common stock (either the volume the weighted average price or the fair market value as determined by an independent appraiser) is greater than the warrant price; and (ii) a registration statement for the warrant stock is not then in effect.  The series A-7 warrants are exercisable for a seven-year period from the date of issuance (95 of these warrants are exercisable over 5 years).

•
Series B-4 warrants to purchase 688 shares of common stock at an exercise price of $0.000105 per share subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents.  The series B-4 warrants can be exercised on a cashless basis beginning one year after issuance if (i) the per share market value of a share of our common stock (either the volume the weighted average price or the fair market value as determined by an independent appraiser) is greater than the warrant price; and (ii) a registration statement for the warrant stock is not then in effect. The series B-4 warrants are exercisable for a four-year period beginning on the date a resale registration statement for the shares underlying the warrants is declared effective by the Securities and Exchange Commission (65 of these warrants are exercisable over 5 years).

•
Series C-3 warrants to purchase 1,375 shares of common stock at an exercise price of $0.000105   per share subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents.  The series C-3 warrants can be exercised on a cashless basis beginning one year after issuance if (i) the per share market value of a share of our common stock (either the volume the weighted average price or the fair market value as determined by an independent appraiser) is greater than the warrant price; and (ii) a registration statement for the warrant stock is not then in effect.  The series C-3 warrants are exercisable for a three-year period from the date of issuance.  125 of these warrants are exercisable over 5 years.

•
Series D-1 warrants (callable only at our option) to purchase 963 shares in the aggregate of common stock at an exercise price per share equal to the lesser of: (a) $7,000.00 or (b) 90% of the average of the 5 day volume weighted average price of our common stock on the OTC Bulletin Board preceding the call notice, as defined in the warrant.

•
Series E-7 Warrants to purchase 314,839 shares of common stock at an exercise price of $.000105 per share, subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents.  The series E-7 warrants are exercisable for a seven-year period from the date of issuance.

•
Series F-4 Warrants to purchase 314,839 shares of common stock at an exercise price of $.000105 per share, subject to adjustment for stock splits and combinations, certain dividends and distributions, reclassification, exchange or substitution, reorganization, merger, consolidation or sales of assets; issuances of additional shares of common stock, and issuances of common stock equivalents. The series F-4 warrants are exercisable for a four-year period beginning on the date a resale registration statement for the shares underlying the warrants is declared effective by the Securities and Exchange Commission.

•
The following warrants issued to SDS in connection with our 2005 financings:  (i) a common stock purchase warrant with a 5-year term to purchase 83 shares of common stock at an exercise price of $200 per share, (ii) a common stock purchase warrant with a 5-year term to purchase 1,453 shares of common stock at an exercise price of $843, and (iii) a common stock purchase warrant with a 5-year term to purchase 100 shares at an exercise price of $35,000.00 per share.

•
Warrants issued to the placement agents in our Series A Note financing to purchase 125 shares of common stock at an exercise price per share equal to $0.000105 per share with a term of 5 years following the closing.

•
Warrants issued to the placement agents in our Series B Note financing to purchase 617 shares of common stock at an exercise price per share equal to $0.000105 per share with a term of 5 years following the closing.

As of the Record Date, we were obligated to reserve a total of 215,357,855,984 shares of our common stock for issuance in respect of the foregoing securities and had insufficient authorized shares to do so.

Recent Developments Regarding Our Outstanding Debt and Preferred Securities

As of March 3, 2009, approximately $3,108,315 in principal amount of our outstanding Series A Notes have reached their maturity date and are due and payable.  We have failed to comply with certain of our other obligations relating to the Series A and Series B Notes, including our failure to make scheduled principal payments and to register for resale the shares of common stock underlying the notes and warrants issued in the related private placements.   The notes provide for a default interest rate of 10% per annum on the outstanding principal amount of the notes for periods in which certain specified events of default occur and are continuing and for liquidated damages for non-compliance with our registration obligations.

Our non-compliance with the terms of the notes also exposes to the risk that our note holders could seek to exercise prepayment or other remedies under the notes.  We have received one outstanding notice of default from a holder of our Series A Notes.   The notice demands immediate payment in cash of $287,500.  To date, we have made no payment in respect of the note holder demand and it remains outstanding.

We do not currently have the cash on hand to repay amounts due under our secured convertible notes if the note holders elect to exercise their repayment or other remedies.   If our efforts to restructure or otherwise satisfy our obligations under the notes are unsuccessful, and we are unable to raise enough money to cover the amounts payable under the notes, we may be forced to restructure, file for bankruptcy, sell assets or cease operations.

In March, 2008, we resumed making payments to certain of our note holders of amounts due under the notes by issuing shares of our common stock under the terms of the notes:

•
In 2008, these payments were in the form of 73,543,205 shares of our common stock (after giving effect to our 1-for-400 reverse stock split completed in August 2008) in satisfaction of $811,934 of obligations due under the notes.  These represent issuance prices ranging from $0.000267 to $0.0043 per share (for the Series A Notes) and from $0.00045 to $0.0049 per share (for the Series B Notes).

•
In 2009 through the Record Date, these payments were in the form of 3,402,107,525 shares of our common stock in satisfaction of $710,748 of obligations due under the notes.  These represent issuance prices ranging from $0.0001 to $0.000587 per share (for the Series A Notes) and from $0.000118 to $0.000477 per share (for the Series B Notes).

In general, the shares issued to our note holders are available for immediate resale by the holders in accordance with Rule 144 under the Securities Act of 1933, as amended.

In 2008, BMSI converted 564 shares of series C convertible preferred stock into 604,310,965 shares of our common stock (after giving effect to our 1-for-400 reverse stock split completed in August 2008).

We expect to continue to issue additional shares of our common stock in payment of amounts due under our secured convertible notes and convertible preferred stock during the remainder of 2009 and thereafter.

DOES THE COMPANY HAVE PLANS TO ISSUE ADDITIONAL SHARES OF COMMON STOCK?

We anticipate that we will issue the full number of newly authorized shares of common stock in payment of   amounts due under, or in connection with the conversion of, our outstanding convertible securities.

Except for the issuance of the additional shares of common stock in connection with the payment of amounts due under or the conversion of our outstanding convertible securities and the exercise of our outstanding warrants as described above, the Company has no plans or arrangements for the issuance of additional shares of common stock for any specific purpose, including but not limited to rendering more difficult or discouraging a change of control of the Company.

WHAT EFFECT WILL THE INCREASE IN OUR AUTHORIZED SHARES HAVE ON EXISTING STOCKHOLDERS?

Following the increase in the number of our authorized shares of common stock, the Company will have the ability to issue additional shares of common stock from time to time without further stockholder approval.  Since holders of common stock have no preemptive rights to purchase or subscribe for any of our unissued stock, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock.

In general, any shares of common stock we issue in respect of our senior securities will be available for immediate resale by the holders in accordance with Rule 144 under the Securities Act of 1933, as amended. Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially decrease the market price of our common stock.

Our ability to issue additional shares of common stock without further stockholder approval could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The ability to issue additional shares could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult.  For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Mr. David Walters, our Chairman, is the Chairman and Chief Executive Officer of BMSI and also Managing Member of Monarch Bay Capital Group, LLC (the majority stockholder of BMSI).  As of the Record Date, BMSI held 5,379 shares of our series C convertible preferred stock, 604,310,965 shares of our common stock, $2,163,000 principal amount of Series B Notes, our series E-7 warrants to purchase 220,007 shares of our common stock, and our series F-4 warrants to purchase 220,007 shares of our common stock.

Mr. Walters and Mr. Keith Moore, another member of our Board of Directors, each are a Managing Members of Strands Management Company, LLC (“Strands”).  As of the Record Date, Strands held $203,226 principal amount of our Series B Notes.

We currently do not have sufficient authorized shares of our common stock to fulfill our obligations under the securities held by BMSI or Strands.

No other director, executive officer, nominee for election as a director, associate of any director, executive officer, or nominee, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed authorization of 15,000,000,000 shares of our common stock that is not shared by all other stockholders.

No director has opposed any of these actions.

WHAT VOTE IS REQUIRED FOR APPROVAL?

Approval of this proposal requires the affirmative vote of shares representing a majority of the voting power of our common stock as of the Record Date.  The Majority Stockholder can vote an aggregate of 112,244,309,718 shares (or 97%) of the voting power of our common stock and has approved this proposal.

IS THE COMPANY ASKING FOR MY PROXY?

Our Board of Directors has unanimously approved the amendment to our Amended and Restated Certificate of Incorporation to authorize 15,000,000,000 shares of our common stock having a par value of $0.0001 per share.  Our Majority Stockholder has given its signed written consent to action without a meeting to approve the amendment to our Amended and Restated Certificate of Incorporation.  Therefore, we are not asking for your proxy, and we request that you do not send a proxy, as no further stockholder approval is either required or sought.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 13, 2009.

•	by each person who is known by us to beneficially own more than 5% of our common stock;
•	by each of our executive officers and directors; and
•	by all of our executive officers and directors as a group.

		Beneficial Ownership Number of Shares
Name and Address of	Nature of		Series B	Series C			Percent of
Beneficial Owner (1)	Beneficial Owner (1)	Common Stock	Preferred Stock	Preferred Stock	Total		Total (2)

Bounce Mobile Systems, Inc.	Stockholder	21,204,750,979	-	111,639,998,754	132,844,749,733	(3)	61.69%
30950 Rancho Viejo Rd. #120 San Juan Capistrano, CA 92675

Dennis Ackerman	Director	63,354,922	-	-	63,354,922	(4)	*

Keith Moore	Director	1,935,485,714	-	-	1,935,485,714	(5)	*

Thomas Friedberg	Director	-	-	-	-		-

David Walters	Cha irman and Director	23,140,236,694	-	111,639,998,754	134,780,235,447	(6)	62.58%

Gary Hallgren	Chief Executive Officer	-	-	-	-		-

Greg Jones	Senior VP, Operations	-	-	-	-		-

All executive officers and directors as a group (6 persons)		25,139,077,330	-	111,639,998,754	136,779,076,084		63.51%

*  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

(2) Based upon the following outstanding securities: (a) 4,079,966,026 shares of common stock, (b) 522 shares of our series B convertible preferred stock (which were convertible into 168 shares of common stock), (c) 5,379 shares of our series C convertible preferred stock (which were convertible into 111,639,998,754 shares of common stock), (d) $3,108,315 principal amount of our series A senior secured convertible promissory notes (which were convertible into 33,215,997,781 shares of common stock), (e) $6,974,232 principal amount of our series B subordinated secured convertible promissory notes (which were convertible into 66,421,257,143 shares of common stock), (f) series A-7 warrants exercisable for 1,031 shares of common stock, (g) series B-4 warrants exercisable for 688 shares of common stock, (h) series C-3 warrants exercisable for 1,375 shares of common stock, (i) series D-1 warrants exercisable for 963 shares of common stock, (j) series E-7 warrants exercisable for 314,839 shares of common stock, (k) series F-4 warrants exercisable for 314,839 shares of common stock, and (l) other warrants exercisable for 2,378 shares of common stock.

(3) Consists of shares of common stock issuable upon conversion or exercise of the following outstanding securities held by BMSI:  (a) 5,379 shares of our series C convertible preferred stock, (b) 604,310,965 shares of our common stock, (c) $2,163,000 principal amount of series B subordinated secured convertible notes (including original issue discount series B subordinated secured convertible notes), (c) our series E-7 warrants to purchase 220,007 shares of our common stock, and (d) our series F-4 warrants to purchase 220,007 shares of our common stock.

(4) This individual beneficially owns 63,354,922 shares issuable upon conversion of a convertible promissory note issued by the Company.

(5) Represents shares of our Common Stock held by Strands Management Company, LLC.  Keith Moore is a managing member and owns 50% of the interests of Strands Management Company, LLC.

(6) Represents shares of our Common Stock held by BMSI (as described in note #3 above) as well as shares of our Common Stock held by Strands Management Company, LLC.  David Walters is a managing member and owns 50% of the interests of Strands Management Company, LLC.

Company Contact Information

All inquires regarding our Company should be addressed to our Company's principal executive office:

REMOTE DYNAMICS, INC.
200 Chisholm Place, Suite 120
Plano, Texas 75075
Attention:  David Walters, Chairman

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David Walters

David Walters, Chairman

Dated March 13, 2009